                                                                  EXHIBIT 10 (Q)

                                EATON CORPORATION
                         2007 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15 (B)

                                EATON CORPORATION
                             200_ STOCK OPTION GRANT
                STOCK OPTION AGREEMENT UNDER THE 2004 STOCK PLAN
                             (NON-EMPLOYEE DIRECTOR)

Name ________________________           Date of Grant _____________

Number of Shares ____________           Option Price ______________

EATON CORPORATION, an Ohio corporation (the "Company"), hereby grants to the Optionholder, in consideration of service by him or her to the company or a subsidiary of the Company, the option to purchase from the Company the number of common shares of the Company with a par value of fifty cents each (the "Common Shares") specified above from time to time during a period which shall end at the close of business on the tenth anniversary of the date of the granting of this option (such period being referred to as the "fixed term of the option"), unless sooner terminated as hereinafter provided. For purposes of the foregoing sentence, "close of business" shall mean 4:00 p.m. Eastern Time on the day of that tenth anniversary. However, if that day falls on a Saturday, Sunday or other day when the principal stock exchange for the Common Shares is closed for trading, "close of business" shall mean 4:00 p.m. Eastern Time on the nearest preceding day when that stock exchange is open for trading. This option is subject to, and is granted in accordance with, the 2004 Stock Plan (the "2004 Plan"), and upon the terms and conditions herein set forth.

I.  TERMS OF EXERCISE OF OPTION

     A.   By the Optionholder While Serving as a Member of the Board.

This option shall become exercisable after a period of six months following the date of grant, provided the Optionholder remains in continuous service as a member of the Board for that period. The Optionholder, while serving as a member of the Board, may exercise this option at any time after this option becomes exercisable, but not later than the end of the fixed term of the option. The Governance Committee of the Board (the "Committee") reserves the right to decide to what extent leaves of absence for government service, illness, temporary disability, or other reasons shall not be deemed to be an interruption of continuous service. Notwithstanding the foregoing provisions of this Section I A, this option may be exercised after service on the Board ends as provided in
Section I B below.

     B.   By the Optionholder When No Longer Serving as a Member of the Board.

The Optionholder may not exercise this option after he or she ceases to serve as a member of the Board, except that if the Optionholder ceases to serve as a member of the Board after reaching the retirement age designated by the then-current Board retirement policy or after at least ten years' service on the Board, then he or she may exercise this option at any time after a period of six months following the date of grant, but not later than the end of the fixed term of the option.

     C.   In case of the Death of the Optionholder.

If the Optionholder is entitled to exercise this option at the date of his or her death, then this option may be exercised during the period of 12 months after the death of the Optionholder (but no later than the end of the fixed term of the option) by the Optionholder's estate or by a person or persons who has acquired the right to exercise this option by bequest or inheritance. This option may be so exercised only as to the number of Common Shares for which it could have been exercised at the time the Optionholder died.

     D.   Termination.

This option shall in no event be exercisable after the expiration of 10 years from the date of the granting of the option, notwithstanding anything to the contrary in Sections I A, B or C above. The option hereby granted shall be considered terminated and cancelled, in whole or in part, to the extent that it can no longer be exercised under the terms hereof or under the terms of the 2004 Plan, for the Common Shares originally subject to this option, or in the event the Optionholder shall fail, within 60 days after the date of the granting of this option, to deliver to the Company an acceptance of such option executed by him or her.

     E.   Acceleration - Change in Control.

Notwithstanding anything in Section I A or B to the contrary, this option shall become immediately exercisable for all of the Common Shares subject to the option upon a change in control of the Company (as defined below).

For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 60% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company, (iv) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of this Agreement, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1) of the Exchange Act (as then in effect).

II.  EXERCISING OPTION - RIGHTS AS SHAREHOLDERS

     A.   Exercise and Payment

This option shall be exercised only at a time when the principal exchange for the Common Shares is open for business. An exercise of this option will be effective when the person or estate entitled to exercise it shall indicate the decision to do so, as to all or any part of the Common Shares for which it may then be exercised, by any method of communication expressly authorized by the Company and at the same time tenders or makes available to the Company (by any method expressly authorized by the Company) payment in full for the exercise price in cash or by delivery to the Company of Common Shares owned by the Optionholder, or by tender of a combination of cash and Common Shares. A partial exercise of this option shall not affect the right to exercise it from time to time thereafter as to the remaining Common Shares subject to the option. The Company shall notify the Optionholder of the expiration date of the fixed term of this option no less than 90 days, nor more than 180 days, in advance of such expiration date.

     B.   Shareholder Rights

No holder of this option shall have any rights as a shareholder with respect to any Common Shares subject to the option unless and until he or she shall have received a certificate or certificates for such Common Shares. Subject to compliance with all the terms and conditions hereof and of the 2004 Plan, including all rules, regulations and determinations of the Committee, the Company shall, as promptly as possible after any exercise of this option, deliver a certificate or certificates for an appropriate number of Common Shares; provided, however, that no such certificate or certificates shall be so delivered unless and until adequate provision has, in the judgment of the Company, been made for any and all withholding taxes in respect of the exercise of the option

III. TRANSFER OF OPTION

This option shall not be transferable otherwise than by will or the law of descent and distribution or to the extent permitted by rules or regulations under Section 16(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and the Committee.

IV.  COMPLIANCE WITH LAWS, REGULATIONS AND RULES

The Company will use its reasonable best efforts to comply with all federal and state laws and regulations, and all rules for domestic stock exchanges on which its Common Shares may be listed, which apply to the issuance of the Common Shares subject to this option, and to obtain such consents and approvals to such issuance which it deems advisable from federal and state bodies having jurisdiction of such matters. However, anything herein to the contrary notwithstanding, this option shall not be exercisable, and the Company shall not be obligated to issue or deliver any certificate for shares subject to this option in violation of any such laws, regulations or rules and unless and until such consents and approvals have been obtained. Any share certificate issued to evidence Common Shares as to which this option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

If a person or an estate purporting to acquire the rights to exercise this option by bequest or inheritance shall attempt to exercise this option, the Company may require reasonable evidence as to the ownership of this option and may request such consents and releases of taxing authorities, as it deems advisable.

V.   ADJUSTMENT UPON CHANGE OF SHARES

In the event that the outstanding Common Shares shall be changed in number or class by reason of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, spin off, stock dividend, rights offering or other event affecting Common Shares, the number and class of Common Shares subject to this option, and the price per share payable upon exercise of this option shall be equitably adjusted as determined by the Committee so as to reflect such change. No adjustment provided for in this Section V shall require the Company to sell or transfer a fractional share.

VI.  COMPETITION BY OPTIONHOLDER

In the event that the Optionholder within one year after exercise of any portion of this option enters into an activity as employee, agent, officer, director, principal or proprietor which, in the sole judgment of the Committee, is in competition with the Company or a subsidiary, the amount by which the fair market value per share on the date of exercise of any such portion exceeds the option price per Common Share hereunder, multiplied by the number of Common Shares subject to such exercised portion, shall inure to the benefit of the Company; and the Optionholder shall pay the same to the Company, unless the Committee in its sole discretion shall determine that such action by the Optionholder is not inimical to the best interest of the Company or its subsidiaries.

VII. ENFORCEABILITY

This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and upon the personal representatives, executors, administrators, legatees and distributes of the Optionholder.

VIII. STOCK OPTION PLAN CONTROLS

The terms and conditions of the 2004 Plan, as amended from time to time in accordance with the provisions of Section 11 thereof, shall control the terms and conditions of this option, and anything contained in this Agreement inconsistent with or in violation of the terms and conditions of the 2004 Plan shall be of no force or effect and shall not be binding upon the Company or the Optionholder. The 2004 Plan and this Agreement represent the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings, whether written or oral.

IX.  CONSTRUCTION

It is intended that acquisition of this option by the Optionholder shall qualify for exemption from the provisions of Section 16(b) of the Exchange Act, and each and every provision of this Agreement shall be construed, interpreted and administered so that the grant of this option, whether made to an officer or director of the Company or to any other employee of the Company or a subsidiary, shall so qualify. Any provision of this Agreement that cannot be so construed interpreted and administered shall be of no force or effect.

X.   GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Ohio, except as otherwise specifically provided herein.

                                        EATON CORPORATION


                                        By
                                           -------------------------------------

                                        And by
                                               ---------------------------------


ACCEPTANCE OF OPTION BY
OPTIONHOLDER


Accepted by
            -------------------------
                  Signature

Date
     --------------------------------